[LETTERHEAD OF ERNST & YOUNG LLP]

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights", "Independent Auditors", and "Service Providers" in Post-Effective Amendment No. 2 under the Securities Act of 1933 to the Registration Statement (Form N-1A, No. 811-7691) and related Prospectus and Statement of Additional Information of The Dessauer Global Equity Fund and to the incorporation by reference therein of our report dated May 5, 2000 with respect to the financial statements and financial highlights included in the Annual Report for the year ended March 31, 2000, filed with the Securities and Exchange Commission.

                                          [/s/ Ernst & Young LLP]


Los Angeles, California
July 26, 2000